EXHIBIT 1.1

GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

Common Stock, without par value

Form of Underwriting Agreement

[            ], 2006

Thomas Weisel Partners LLC

BB&T Capital Markets, a division of

Scott & Stringfellow, Inc.

Morgan Keegan & Co. Inc.

c/o Thomas Weisel Partners LLC

One Montgomery Street

Suite 3700

San Francisco, California 94104

and

BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.

900 East Main Street

Richmond, Virginia 23219

Ladies and Gentlemen:

Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] shares of common stock, without par value (“Stock”), of the Company and RSTW Partners III, L.P. (the “RSTW Shareholder”) proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [            ] shares of Stock, and, at the election of the Underwriters, the Company and Hancock Park Capitol II, L.P. (the “HP Shareholder”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters up to [            ] additional shares of Stock. The aggregate of [            ] shares to be sold by the Company and the RSTW Shareholder is herein called the “Firm Shares” and the aggregate of [            ] additional shares to be sold by the Company and the HP Shareholder is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The RSTW Shareholder and the HP Shareholder are herein collectively called the “Selling Shareholders.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 in respect of the Shares has (A) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (B) been filed with the Commission under the Securities Act and (C) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives (as hereinafter defined) pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus identified in Schedule III hereto, as supplemented by and taken together with the pricing information set forth on Schedule IV hereto that the Underwriters have or will provide to prospective purchasers prior to confirming sales and each “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Issuer Free Writing Prospectus”), relating to the Shares that is listed on Schedule IV hereto (each, an “Identified Issuer Free Writing Prospectus”); “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the Rules and Regulations. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission;

(ii) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations;

(iii) The Pricing Prospectus, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC and BB&T Capital Markets, as representatives of the Underwriters (the “Representatives”), expressly for use therein, which information is specified in Section 10(a). For the purposes of this Agreement, the “Applicable Time” is [___:___ __.m.] (New York City time) on the date of this Agreement;

(iv) Each Identified Issuer Free Writing Prospectus listed on Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Identified Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Identified Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 10(a);

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 10(a);

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements of the Company included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, assets, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(vii) Except as disclosed in the Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct, contingent or otherwise, that is material to the Company and its subsidiaries, taken as a whole;

(viii) This Agreement has been duly authorized, executed and delivered by the Company;

(ix) The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require, except where the absence of such qualification or good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(xi) Each subsidiary of the Company has been duly formed, incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of formation, incorporation or organization; and each subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, except where the absence of such qualification or good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(xii) The minute books of the Company and its subsidiaries have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of the Company and its subsidiaries in all material respects since the time of their incorporation or organization, and accurately reflect all transactions referred to in such minutes in all material respects;

(xiii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Pricing Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xiv) The Company has duly effected and completed a 13.391 for 1 stock split of the Stock in the manner set forth in the Pricing Prospectus and the Prospectus; and the Second Amended and Restated Charter of the Company (the “Charter”) and Amended and Restated Bylaws of the Company (the “Bylaws”), each in the form filed as an exhibit to the Registration

Statement, have been heretofore duly authorized and approved in accordance with Tennessee law and shall become effective before the First Time of Delivery (as defined in Section 4(a) hereof);

(xv) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus;

(xvi) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S of the Rules and Regulations, other than (A) promissory notes issued pursuant to the Capital Call Agreement and (B) shares of Stock issued pursuant to employee benefit plans, stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants, in each case, as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xvii) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Charter or the Bylaws of the Company or the charter or bylaws of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xviii) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except (A) the registration of the Shares under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the listing of the Shares for quotation on the Nasdaq Stock Market, Inc.’s National Market (“NASDAQ”), (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (D) such Authorizations (including such Authorizations as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) pursuant to NASD Rule 1017 or otherwise) as have been obtained or made by the Company and its affiliates (or, solely in the case of such Authorizations as may be required to be obtained under NASD Rule 1017, as shall have been obtained prior to the First Time Delivery (as defined in Section 4 hereof)) and (E) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material

Adverse Effect; such Authorizations referenced in clause (D) are in effect (or, solely in the case of such Authorizations as may be required to be obtained under NASD Rule 1017, shall be in effect prior to and as of the First Time of Delivery), and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization; and other than as may be set forth in the Pricing Prospectus, such Authorizations referenced in clause (D) contain no restrictions that are materially more burdensome than those imposed on the Company and its affiliates immediately prior to the date of this Agreement;

(xix) All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;

(xx) The Company and its subsidiaries have obtained or made all Authorizations from, to or with all Regulatory Bodies as are required to conduct their respective businesses as described in the Pricing Prospectus and the Prospectus, and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxi) Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults specified under clause (B) that would not, individually or in the aggregate, have a Material Adverse Effect;

(xxii) Except as disclosed in the Pricing Prospectus and the Prospectus, no holder of any security of the Company has any rights to require registration of any security of the Company as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect;

(xxiii) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxv) Except as set forth in the Pricing Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited or restricted, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or otherwise, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(xxvi) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations;

(xxvii) The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the Pricing Prospectus and Prospectus comply as to form in all material respects with the requirement of Regulation S-X of the Rules and Regulations and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and, in the case of unaudited financial statements, subject to year-end audit adjustments); and no other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. The summary and selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information;

(xxviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as set forth in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxix) Since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxx) Based on the evaluation of its internal control over financial reporting, the Company believes that it will be in compliance, on a timely basis, with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and will be able to complete its required assessment under Section 404 of the Sarbanes-Oxley Act before the related filing deadline with the Commission and in sufficient time for the Company’s auditor to complete its required assessment;

(xxxi) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission and the NASDAQ that pertain thereto that are currently applicable to the Company and is actively taking steps to ensure that it will be in compliance in all material respects with all other applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission and the NASDAQ that pertain thereto at the applicable time for such compliance;

(xxxii) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and that is not so described. Except as disclosed in the Pricing Prospectus and the Prospectus, there are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company;

(xxxiii) There are no contracts or other documents that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the applicable Rules and Regulations thereunder that have not been described in the Registration Statement, the Pricing Prospectus and the Prospectus or filed as exhibits to the Registration Statement;

(xxxiv) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made any other unlawful payment;

(xxxv) Except as contemplated by this Agreement and as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;

(xxxvi) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each

“pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; the descriptions of the Company’s equity incentive plans and other share plans or arrangements, if any, and the options or other rights granted or available for grant thereunder set forth in the Pricing Prospectus and the Prospectus accurately and fairly present in all material respects the information required to be disclosed with respect to such plans, arrangements, options and rights;

(xxxvii) The Company and each of its subsidiaries have the right to use all trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights, licenses, software code, audiovisual works, formats, algorithms and underlying data required to operate its business as presently being conducted and proposed to be conducted as described in the Pricing Prospectus and the Prospectus and neither the Company nor any of its subsidiaries is infringing any trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret, servicemarks or other similar rights of others, and, except or otherwise disclosed in the Pricing Prospectus and the Prospectus, there is no claim being made against the Company or any of its subsidiaries regarding trademark, trade names, patent, mask work, copyright, license, trade secret, service marks or other infringement or assertion of intellectual property rights that could, individually or in the aggregate, have a Material Adverse Effect;

(xxxviii) The Company and each of its subsidiaries has timely filed all federal, state and foreign income, franchise and excise tax returns that have been required to be filed (or have received an extension with respect thereto), and have paid or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; to the knowledge of the Company, there is no tax deficiency that has been or might be asserted against the Company that could, individually or in the aggregate, have a Material Adverse Effect;

(xxxix) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, (A) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the properties at any time, or any other party has at any time, used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of its subsidiaries, or to be leased or owned or by any means to be controlled by the Company or any of its subsidiaries, including any real property that the Company has an option to acquire (collectively, the “Real Property”), except in connection with the ordinary use in compliance with all applicable laws, including all applicable Environmental Statutes (as hereinafter defined); (B) the Company does not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; (C) neither the Company, nor any of its subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance that, with notice or passage of time or both, could give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to

Hazardous Materials on or originating from any of the Real Property or any assets described in the most recent Preliminary Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (D) the Real Property is not included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Agency; and in the operation of the Company’s businesses, the Company acquires before acquisition of any material parcel of Real Property an environmental assessment of the Real Property;

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any Governmental Agency;

(xl) There are no costs or liabilities associated with any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statue or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) that could, individually or in the aggregate, have a Material Adverse Effect; and none of the entities that prepared appraisals of any parcel of Real Property, if any, nor the entities that prepared Phase I or other environmental assessments with respect to the Real Property, if any, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries and none of their directors, officers or employees is connected with the Company or any of its subsidiaries as a promoter, selling agent, officer, director or employee;

(xli) Neither the Company nor any if its subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property owned in fee simple, owned through a limited liability company, joint venture or other partnership or entity or leased by the Company or its subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof that could, individually or in the aggregate, have a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any of its subsidiaries has received from any Governmental Agency any written notice of any condemnation of or zoning change affecting any material parcel of Property or any part thereof, and neither the Company nor its subsidiaries knows of any such condemnation or zoning change that is threatened and that, if consummated, could reasonably be expected to have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company or any of its subsidiaries that are required to be described in the Pricing Prospectus are disclosed therein;

(xlii) Except as disclosed to the Representatives in writing, to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders (or their affiliates);

(xliii) Neither the Company nor, to the Company’s knowledge, any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the NASD) any member firm of the NASD;

(xliv) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no claims by the Company or any of its subsidiaries under any such policies or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiaries have any reason to believe that they will not be able to renew existing insurance policies in all material respects as and when such coverage expires or be able to obtain similar coverage from an equally reputable insurer on substantially similar terms;

(xlv) Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control; and

(xlvi) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ in accordance with Regulation M under the Exchange Act; and

(xlvii) The Company has not made any offer relating to the Shares that would constitute a “Free Writing Prospectus” as defined in Rule 405 of the Rules and Regulations other than by means of the Identified Issuer Free Writing Prospectuses. The Company has complied with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and Custody Agreement previously executed and delivered to the Company (the “Power of Attorney and Custody Agreement”), and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the partnership agreement or any other organizational and/or governing documents of such Selling Shareholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of the Selling Shareholder, except for such breaches, defaults or violations that would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement;

(iii) Such Selling Shareholder has, at the time of the execution of this Agreement, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4) a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-U.S. Person) or Form W-9 (if the Selling Shareholder is a U.S. Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

(vii) Certificates in negotiable form representing all of the Shares to be sold by the Selling Shareholders hereunder have been placed in custody under a Power of Attorney and Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Company, as custodian (the “Custodian”), and each of the Selling Shareholders has duly executed and delivered a Power of Attorney and Custody Agreement, in the form heretofore furnished to you, appointing the persons indicated therein, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price per share to be paid by the Underwriters to such Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and such Selling Shareholder’s Power of Attorney and Custody Agreement;

(viii) The Shares represented by the certificates held in custody for each of the Selling Shareholders under such Selling Shareholder’s Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by such Selling Shareholder’s Power of Attorney and Custody Agreement, are irrevocable to the extent set forth in such Selling Shareholder’s Power of Attorney and Custody Agreement; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, or by the dissolution of such Selling Shareholder, or by the occurrence of any other event; if such Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and each Selling Shareholder’s Power of Attorney and Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to any Power of Attorney and Custody Agreement shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event;

(ix) Except as otherwise disclosed to the Underwriters in writing, such Selling Shareholder is not a member of or directly an affiliate of or associated with any member of the NASD;

(x) Each of the Selling Shareholders agrees to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement;

(xi) Each of the Power of Attorney and Custody Agreement and this Agreement has been duly executed and delivered by such Selling Shareholder;

(xii) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or that are described in the Pricing Prospectus and the Prospectus (and that have been complied with);

(xiii) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xiv) Except as disclosed in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD;

(xv) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Second Time of Delivery (as defined in Section 4(a) hereof), if any, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders other than a Pricing Prospectus, the Prospectus or the Registration Statement; and

(xvi) The representations and warranties of such Selling Shareholder in its Power of Attorney and Custody Agreement are, and on each Time of Delivery will be, true and correct.

2. Subject to the terms and conditions herein set forth, (a) the Company and the RSTW Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the RSTW Shareholder, at a purchase price per share of $            , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the RSTW Shareholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the RSTW Shareholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the HP Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the HP Shareholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Optional Shares to be sold by the Company and the HP Shareholder as set forth opposite their names in Schedule II hereto by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the HP Shareholder, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares [shall be made in proportion to the number of Optional Shares to be sold by each of the Company and the HP Shareholder]. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

Prior to the applicable Time of Delivery, the Custodian shall deliver to the Company’s transfer agent certificates representing the Selling Shareholders’ Shares, with instructions to cancel such certificates and register such Selling Shareholders’ Shares in the name of the Depository Trust Company (“DTC”) or its designated custodian, on the applicable Time of Delivery.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. Delivery of the Shares to the Representatives, for the account of each Underwriter, shall be made through the facilities of DTC against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Shareholders, as their interests may appear. Each Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Shareholders to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholders’ obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Shareholders hereunder and to hold such amounts for the account of the Selling Shareholders with the Custodian under the Power of Attorney and Custody Agreement. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [            ], 2006 or such other time and date as the Representatives may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(a) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares, will be delivered at the offices of Hunton & Williams LLP, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia, 30308 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [            ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Each of the Company and the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholders, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) or any other obligation to the Company or the Selling Shareholders except the obligations expressly set forth in this Agreement and (d) each of the Company and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholders, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Shareholders, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

Each of the Company and the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or any Issuer Free Writing Prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(iv) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (A) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (B) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the representatives and any co-managers and each shareholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 9(h) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(vi) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(vii) During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(viii) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(ix) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(x) To use its best efforts to list for quotation the Shares on NASDAQ;

(xi) To engage and maintain, at its expense, a registrar and transfer agent for the Stock;

(xii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 of the Rules and Regulations;

(xiii) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations;

(xiv) To comply with all of the provisions of any undertakings in the Registration Statement and with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations; and

(xv) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares for a period of [            ] months (the “License”); provided, however, that the Underwriters shall use the License solely for the purpose described above, the License is granted without any fee paid by the Underwriters and the License may not be assigned or transferred.

(b) Each Selling Shareholder severally and not jointly covenants and agrees with each Underwriter:

(i) To deliver to the Representatives prior to the First Time of Delivery, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-U.S. Person) or Form W-9 (if the Selling Shareholder is a U.S. Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

(ii) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the applicable Time of Delivery and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;

(iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Shareholder; and

(v) That if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Selling Shareholder will give prompt notice thereof to the Representatives.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule IV hereto;

        (a) The Company has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show;

        (b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8. The Company and each of the Selling Shareholders covenant and agree with the several Underwriters that (a) the Company and such Selling Shareholder will pay or cause to be paid a pro rata share (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) of the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares of the Rules and Regulations and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the cost of printing or reproducing and distributing any Agreement among Underwriters, this Agreement, the blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares, (iii) all expenses (not to exceed $10,000) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey, (iv) all fees and expenses in connection with listing the Shares on NASDAQ, and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates, (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholders, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. It is further understood that, notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Shareholders may make for the sharing or allocation of such costs or expenses.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to you its written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

        (c) Miller & Martin PLLC, counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery, in the form attached as Annex I hereto;

        (d) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in the form attached as Annex III(a) hereto.

        (e) (i) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to you, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Rules and Regulations, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) with respect to the letter of Ernst & Young LLP referred to in Section 9(d)(i) delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to you a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Time of Delivery (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Rules and Regulations, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.;

        (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

        (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (h) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

        (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s executive officers, directors and shareholders, all of whom are identified on Annex II(a) hereto, substantially to the effect set forth in Annex II(b) hereto;

        (j) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

        (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section; and

        (l) Each of the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of such Selling Shareholder satisfactory to you as to the accuracy of the representations and warranties of such Selling Shareholder herein at and as of such Time of Delivery, as to the performance by such Selling Shareholder of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request.

10. (a) The Company will indemnify and hold harmless each Underwriter and each of the Selling Shareholders against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Shareholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with, (i) in the case of an Underwriter, written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; or (ii) in the case of a Selling Shareholder, written information furnished to the Company by such Selling Shareholder expressly for use therein. The Company acknowledges that the only information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in [            ].

        (a) Each of the Selling Shareholders will, severally and not jointly, indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information relating to a Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

        (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that only such information furnished by any Underwriter consists of the information described in Section 10(a) above; and will reimburse the Company and each

Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a), (b) or (c) above, except to the extent it has been materially prejudiced by such failure, and, provided further, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of each indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act.

        (f) The liability of each Selling Shareholder under the indemnity and contribution provisions of this Section 10 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Shareholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (a) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the HP Shareholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. (a) If any Selling Shareholder or Selling Shareholders shall default in its or their obligation to sell and deliver any Shares hereunder, then the Representatives may, by notice to the Company, terminate this Agreement solely with respect to the Selling Shareholders without any liability on the part of any non-defaulting party except as provided in Section 14 below; provided, that this Agreement shall remain in full force and effect as between the

Company and the Underwriters. No action taken pursuant to this Section 12 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

        (a) In the event that such default occurs, then the Underwriters may, at the option of the Representatives, or the Company shall have the right, in each case by notice to the other, to postpone the applicable Time of Delivery, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may thereby be made necessary; and in no event shall the Company be obligated to increase the number of Shares it is required to sell hereunder.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 8 and 10 hereof.

15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: [            ]; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you on request; provided, however, that notices under Section 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: [            ]; if to any other signatory to an agreement referred to in Section 9(h), to the address listed on the signature page thereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and the Selling Shareholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice of law and conflict of law rules). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER UNDERWRITING DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. The Company and the Selling Shareholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and the Selling Shareholders by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or for the account of its customers and hold long or short positions in debt or equity securities of the Company.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the custodian, if any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

By
Name: Title:

RSTW PARTNERS III, L.P.

By
Name: Title: Attorney-in-Fact

HANCOCK PARK CAPITAL II, L.P.

By
Name: Title: Attorney-in-Fact

Accepted as of the date hereof at Palo Alto, California THOMAS WEISEL PARTNERS LLC

By:

BB&T CAPITAL MARKETS, A DIVISION

of Scott & Stringfellow, Inc.

By:

On behalf of themselves and the

other Underwriters named in Schedule I

hereto

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